WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 11, 2011

SELGA INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-165091	27-1368734
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

6021 Yonge Street –Suite 1011

Toronto, Ontario, Canada M2M 3W2

 (Address of principal executive offices) (Zip Code)

(647) 456-4002

(Registrant’s Telephone Number, Including Area Code)

1065 Dobbs Ferry Road, White Plains, New York 10607

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Sale Agreement

On July 11, 2011, a Share Sale Agreement (the “SSA”) was entered into by and between the Registrant and House Spółka z ograniczoną odpowiedzialnością, a Polish company (the “Seller”).

Pursuant to the SSA, the Registrant purchased all of the shares of Auxuillium Spółka zograniczoną odpowiedzialnością (the “Operating Company”) from the Seller for 2,653 Zlotys (approximately $953).  The Operating Company will investigate potential oil and gas opportunities in Poland.  Management believes that the Polish gas prospects are promising and have great potential.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired

Not Required.

(b)

Pro-Forma Financial Information

Not Required.

(c)

Exhibits

Exhibit No.

Description

10.1

Share Sale Agreement (previously filed)

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Selga Inc.

By:

/s/ Warmond Fang, CEO

Warmond Fang

Dated:  July 29, 2011